ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT dated the 28th day of December, 2000, is between Thomas E. Sawyer ("Sawyer") and Ten Stix, Inc., a Colorado corporation (the "Corporation").


                                    RECITALS

     WHEREAS prior to the Corporation's incorporation, Sawyer together with other individuals created, designed and developed a Class III card game (hereinafter called "Bonus 6");

     WHEREAS Sawyer is the president and a director of the Corporation;

     WHEREAS on approximately October __, 1997, the board of directors of the Corporation held a special meeting in which it was decided that the Corporation was not interested in distributing and marketing Bonus 6, and that Sawyer may individually market and distribute Bonus 6;

     WHEREAS Sawyer and Tom Perkins, the owner of all the rights and interest in Bonus 6, entered into a distribution agreement dated December 28, 1997 (the "Distribution Agreement"), in which Sawyer was granted the non-exclusive right to distribute and market Bonus 6 within the United States;

     WHEREAS the distribution and sale by Sawyer of Bonus 6 has generated approximately $21,900 and $22,000 during fiscal years ended December 31, 1998 and December 31, 1999, respectively;

     WHEREAS the board of directors of the Corporation held a special meeting to discuss the acquisition by the Corporation of Sawyer's distribution right under the Distribution Agreement, and whether such acquisition was in the best interests of the Corporation;

     WHEREAS the Corporation desires to acquire Sawyer's distribution rights under the Distribution Agreement, and Sawyer desires to gift and transfer his distribution rights under the Distribution Agreement to the Corporation to market and distribute Bonus 6 within the United States, excluding the State of Colorado; and

     WHEREAS the board of directors approved such acquisition on December 17, 2001.

     In consideration of the recitals and for other valuable consideration, the receipt of which the parties hereby acknowledge, the parties hereby agree as follows.

                                    AGREEMENT

     1. Sawyer hereby assigns, transfers, sells and conveys his distribution rights under the Distribution Agreement to the Corporation to market and distribute Bonus 6 within the United States, excluding the State of Colorado.

     2. The Corporation and its successors and assigns hereby assumes Sawyer's obligations under the Distribution Agreement beginning with the date of this Assignment Agreement as such obligations pertain to the marketing and distribution of Bonus 6 within the United States, excluding the State of Colorado.

     3. This Assignment Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

     4. This Assignment Agreement shall be construed under and governed by the laws of the State of Colorado.

     EXECUTED by the parties on the dates set forth next to their signatures to be effective for all purposes as of the date first above written.

                                            TEN STIX, INC., a Colorado
                                            Corporation


                                            By:__________________________
                                            President



                                            -----------------------------
                                            THOMAS E. SAWYER